Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Repackaged GE Global Insurance Floating Rate Trust Certificates, Series 2002-1
*CUSIP:        76027XAA4

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2004.

INTEREST ACCOUNT
----------------

Balance as of         November 15, 2003.....                             $0.00
         Swap Receipt Amount.....                                   $51,520.00
         Scheduled Income received on securities.....              $420,000.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Swap Distribution Amount.....                            -$420,000.00
         Distribution to the Holders.....                          -$51,520.00
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of         February 15, 2004.....                             $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         November 15, 2003.....                             $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of         February 15, 2004.....                             $0.00


        UNDERLYING SECURITIES HELD AS OF             February 15, 2004

           Principal Amount                     Title of Security
           ----------------                     -----------------

             $12,000,000           GE Global Insurance Holding Corporation 7%
                                   Notes due February 15, 2026
                                   *CUSIP:        36158FAA8

               CREDIT SUPPORT AS OF           February 15, 2004

           Notional Amount                      Title of Security
           ---------------                      -----------------

             $12,000,000           Swap Agreement Dated as of November 15,
                                   2002 between the Trust and Lehman Brothers
                                   Derivative Products Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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